Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3
(Form Type)

STAG Industrial, Inc.

STAG Industrial Operating Partnership, L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee
Newly Registered Securities*
Fees to Be Paid
STAG Industrial, Inc.	Equity	Common Stock	457(r)		(1)		(1)		(1)		(2)		(2)
	Equity	Preferred Stock	457(r)		(1)		(1)		(1)		(2)		(2)
	Debt	Debt Securities	457(r)		(1)		(1)		(1)		(2)		(2)
	Debt	Guarantees (3)	457(r)		(1)		(1)		(1)		(2)		(2)
	Equity	Depositary Shares (4)	457(r)		(1)		(1)		(1)		(2)		(2)
	Other	Warrants	457(r)		(1)		(1)		(1)		(2)		(2)
	Other	Rights	457(r)		(1)		(1)		(1)		(2)		(2)
	Other	Units (5)	457(r)		(1)		(1)		(1)		(2)		(2)
STAG Industrial Operating Partnership, L.P.	Debt	Debt Securities	457(r)		(1)		(1)		(1)		(2)		(2)
	Total Offering Amounts							—				—	(1)
	Total Fees Previously Paid											—
	Total Fee Offsets											$8,569	(2)
	Net Fee Due											—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	STAG Industrial, Inc.	424(b)(5)	333-229661	2/14/2019		$8,569	(2)	Equity	Common Stock	—	$70,703,253
Fee Offset Sources	STAG Industrial, Inc.	424(b)(5)	333-229661		2/14/2019							$60,367	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. STAG Industrial, Inc. has previously registered shares of common stock having an aggregate offering price of up to $600,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 14, 2019 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-229661), filed with the Securities and Exchange Commission on February 13, 2019. In connection with the filing of the Prior Prospectus Supplement, STAG Industrial, Inc. made a contemporaneous fee payment in the amount of $60,367. As of the date of this registration statement, shares of common stock having an aggregate offering price of up to $70,703,253 were not sold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $8,569 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this registration statement. STAG Industrial, Inc. has terminated the offering that included the unsold securities under the Prior Registration Statement.

(3)	STAG Industrial, Inc. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by STAG Industrial Operating Partnership, L.P. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(5)	Each unit will be issued under a unit agreement, indenture, or other agreement and will represent an interest in two or more other constituent securities. In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).

*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413.